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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 35-14373) of North American Scientific, Inc. of our report dated January 6, 1997 appearing on page 8 of this Annual Report on Form 10-KSB for the year ended October 31, 1996.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP

Costa Mesa, California
January 21, 1997